Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces September 30, 2025 Financial Results and Declares Fourth Quarter 2025 Dividend of $0.42 per Share

BOSTON – November 10, 2025 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the third quarter ended September 30, 2025, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the fourth quarter of 2025 and an additional dividend of $0.03 per share that was previously announced.

“BCSF delivered another strong quarter of earnings driven by high net investment income that exceeded our regular dividend and continued healthy credit performance,” said Michael Ewald, Chief Executive Officer of BCSF. “Looking forward, we believe the Company is well-positioned to continue to source high-quality lending opportunities supported by our dedicated Private Credit Group’s long heritage of disciplined investing in the core middle market.”

QUARTERLY HIGHLIGHTS

•	Net investment income (NII) per share was $0.45, equating to an annualized NII yield on book value of 10.3%(1);

•	Net income per share was $0.29, equating to an annualized return on book value of 6.6%(1);

•	Net asset value per share as of September 30, 2025 was $17.40, as compared to $17.56 as of June 30, 2025;

•	Gross and net investment fundings were $340.1 million and $44.0 million, respectively; ending net debt-to-equity was 1.23x, as compared to 1.20x as of June 30, 2025(2);

•	Investments on non-accrual represented 1.5% and 0.7% of the total investment portfolio at amortized cost and fair value, respectively, as of September 30, 2025; and

•

Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the fourth quarter of 2025 payable to stockholders of record as of December 16, 2025. The Board of Directors previously announced an additional dividend of $0.03 per share payable to stockholders of record as of December 16, 2025(3).

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q3 2025	Q2 2025
Net investment income per share	$0.45	$0.47
Net investment income	$29.2	$30.6
Earnings per share	$0.29	$0.37
Dividends per share declared and payable	$0.45	$0.45

($ in millions, unless otherwise noted)	As of September 30, 2025	As of June 30, 2025
Total fair value of investments	$2,534.1	$2,501.8
Total assets	$2,716.0	$2,774.3
Total net assets	$1,128.5	$1,139.0
Net asset value per share	$17.40	$17.56

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended September 30, 2025, the Company invested $340.1 million in 101 portfolio companies, including $123.9 million in 14 new companies, $210.2 million in 86 existing companies and $6.0 million in SLP. The Company had $296.1 million of principal repayments and sales in the quarter, resulting in net investment fundings of $44.0 million.

Investment Activity for the Quarter Ended September 30, 2025:

($ in millions)	Q3 2025	Q2 2025
Investment Fundings	$340.1	$529.6
Sales and Repayments	$296.1	$502.3

Net Investment Activity	$44.0	$27.3

As of September 30, 2025, the Company’s investment portfolio had a fair value of $2,534.1 million, comprised of investments in 195 portfolio companies operating across 31 different industries.

Investment Portfolio at Fair Value as of September 30, 2025:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loan	$1,639.4	64.6%
Second Lien Senior Secured Loan	30.0	1.2
Subordinated Debt	93.3	3.7
Preferred Equity	146.5	5.8
Equity Interest	225.9	8.9
Warrants	0.8	0.0
Investment Vehicles	398.2	15.8
Subordinated Note in ISLP	190.7	7.6
Equity Interest in ISLP	41.0	1.9
Subordinated Note in SLP	157.9	6.2
Preferred and Equity Interest in SLP	8.6	0.1

Total	$2,534.1	100.0%

As of September 30, 2025, the weighted average yield on the investment portfolio at amortized cost and fair value were 11.1% and 11.2%, respectively, as compared to 11.4% and 11.4%, respectively, as of June 30, 2025(4)(5). 92.8% of the Company’s debt investments at fair value were in floating rate securities.

As of September 30, 2025, six portfolio companies were on non-accrual status, representing 1.5% and 0.7% of the total investment portfolio at amortized cost and fair value, respectively.

As of September 30, 2025, ISLP’s investment portfolio had an aggregate fair value of $717.8 million, comprised of investments in 41 portfolio companies operating across 17 different industries. The investment portfolio on a fair value basis was comprised of 96.0% first lien senior secured loans, 1.0% second lien senior secured loans and 3.0% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of September 30, 2025, SLP’s investment portfolio had an aggregate fair value of $1,548.9 million, comprised of investments in 94 portfolio companies operating across 26 different industries. The investment portfolio on a fair value basis was comprised of 99.7% first lien senior secured loans and 0.3% second lien senior secured loans. 100.0% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended September 30, 2025 and June 30, 2025, total investment income was $67.2 million and $71.0 million, respectively.

Total expenses (before taxes) for the three months ended September 30, 2025 and June 30, 2025 were $37.2 million and $39.3 million, respectively.

Net investment income for the three months ended September 30, 2025 and June 30, 2025 was $29.2 million or $0.45 per share and $30.6 million or $0.47 per share, respectively.

During the three months ended September 30, 2025, the Company had net realized and unrealized losses of $10.5 million.

Net increase in net assets resulting from operations for the three months ended September 30, 2025 was $18.7 million, or $0.29 per share.

CAPITAL AND LIQUIDITY

As of September 30, 2025, the Company had total principal debt outstanding of $1,498.6 million, including $398.0 million outstanding in the Company’s Sumitomo Credit Facility, $150.6 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026, $300.0 million outstanding in the Company’s senior unsecured notes due October 2026, and $350.0 million outstanding in the Company’s senior unsecured notes due March 2030.

For the three months ended September 30, 2025, the weighted average interest rate on debt outstanding was 4.8%, as compared to 4.9% for the three months ended June 30, 2025.

As of September 30, 2025, the Company had cash and cash equivalents (including foreign cash) of $60.6 million, restricted cash and cash equivalents of $26.2 million, $26.5 million of unsettled trades, net of receivables and payables of investments, and $457.0 million of capacity under its Sumitomo Credit Facility. As of September 30, 2025, the Company had $493.6 million of undrawn investment commitments.

As of September 30, 2025, the Company’s debt-to-equity and net debt-to-equity ratios were 1.33x and 1.23x, respectively, as compared to 1.37x and 1.20x, respectively, as of June 30, 2025(2).

Endnotes

(1)	Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.

(2)	Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.

(3)	The fourth quarter dividend is payable on December 30, 2025 to stockholders of record as of December 16, 2025.

(4)

The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.

(5)

For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending amortized cost or fair value, as applicable. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on November 11, 2025. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-800-343-4136

•	International: 1-203-518-9843

•	Conference ID: BAIN

All participants will need to reference “Bain Capital Specialty Finance - Third Quarter Ended September 30, 2025 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through November 18, 2025 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921

•	International: 1-412-317-6671

•	Conference ID: 11160408

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,913,737 and $1,784,019, respectively)	$1,934,475	$1,773,742
Non-controlled/affiliate investments (amortized cost of $7,480 and $77,269, respectively)	15,158	75,733
Controlled affiliate investments (amortized cost of $603,520 and $585,702, respectively)	584,465	581,714
Cash and cash equivalents	40,874	51,562
Foreign cash (cost of $18,858 and $2,640, respectively)	19,730	1,963
Restricted cash and cash equivalents	26,168	45,541
Collateral on derivatives	11,110	9,755
Deferred financing costs	3,807	4,591
Interest receivable on investments	37,241	39,164
Interest rate swap	9,062	—
Receivable for sales and paydowns of investments	29,162	37,760
Prepaid insurance	727	197
Unrealized appreciation on forward currency exchange contracts	—	4,690
Dividend receivable	4,057	5,745

Total Assets	$2,716,036	$2,632,157

Liabilities
Debt (net of unamortized debt issuance costs of $11,205 and $4,929, respectively)	$1,496,360	$1,390,270
Interest payable	12,945	13,860
Payable for investments purchased	2,682	29,490
Collateral payable on derivatives	8,310	—
Unrealized depreciation on forward currency exchange contracts	10,619	1,185
Base management fee payable	9,430	9,160
Incentive fee payable	4,599	4,696
Accounts payable and accrued expenses	42,544	14,771
Distributions payable	—	29,053

Total Liabilities	1,587,489	1,492,485

Commitments and Contingencies (See Note 10)
Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,868,507 and 64,562,265 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	65	65
Paid in capital in excess of par value	1,164,045	1,159,493
Total distributable loss	(35,563)	(19,886)

Total Net Assets	1,128,547	1,139,672

Total Liabilities and Total Net Assets	$2,716,036	$2,632,157

Net asset value per share	$17.40	$17.65

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$43,677	$45,135	$129,641	$134,193
Dividend income	600	826	5,265	1,261
PIK income	7,462	5,231	21,569	15,941
Other income	1,538	5,704	8,529	14,100

Total investment income from non-controlled/non-affiliate investments	53,277	56,896	165,004	165,495
Investment income from non-controlled/affiliate investments:
Interest from investments	—	120	135	2,980
Dividend income	—	85	—	906
PIK income	—	—	30	458
Other income	67	—	109	—

Total investment income from non-controlled/affiliate investments	67	205	274	4,344
Investment income from controlled affiliate investments:
Interest from investments	10,273	10,165	29,228	28,948
Dividend income	3,581	5,274	10,490	20,523
PIK income	2	—	8	—

Total investment income from controlled affiliate investments	13,856	15,439	39,726	49,471

Total investment income	67,200	72,540	205,004	219,310

Expenses
Interest and debt financing expenses	20,310	18,117	60,986	53,804
Base management fee	9,430	8,897	27,755	26,484
Incentive fee	4,599	7,020	12,267	24,176
Professional fees	713	870	2,141	2,700
Directors fees	182	173	538	521
Other general and administrative expenses	1,965	2,454	6,464	7,374

Total expenses, net of fee waivers	37,199	37,531	110,151	115,059

Net investment income before taxes	30,001	35,009	94,853	104,251
Income tax expense, including excise tax	801	1,025	2,953	3,200

Net investment income	29,200	33,984	91,900	101,051

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	1,345	245	(14,780)	(7,631)
Net realized gain (loss) on non-controlled/affiliate investments	(11,081)	3,008	(14,759)	7,727
Net realized gain (loss) on foreign currency transactions	335	(465)	667	(888)
Net realized gain (loss) on forward currency exchange contracts	(1,016)	20	(4,830)	1,916
Net change in unrealized appreciation on foreign currency translation	(183)	998	1,736	967
Net change in unrealized appreciation on forward currency exchange contracts	3,023	(5,693)	(14,124)	(4,289)
Net change in unrealized appreciation on non-controlled/non-affiliate investments	(485)	(2,135)	31,015	16,925
Net change in unrealized appreciation on non-controlled/affiliate investments	12,459	2,534	9,214	(10,803)
Net change in unrealized appreciation on controlled affiliate investments	(14,894)	600	(15,067)	(7,694)

Total net loss	(10,497)	(888)	(20,928)	(3,770)

Net increase in net assets resulting from operations	$18,703	$33,096	$70,972	$97,281

Basic and diluted net investment income per share of common stock	$0.45	$0.53	$1.42	$1.57
Basic and diluted increase in net assets resulting from operations per share of common stock	$0.29	$0.51	$1.10	$1.51
Basic and diluted weighted average common stock outstanding	64,868,507	64,562,265	64,805,106	64,562,265

See Notes to Consolidated Financial Statements

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through September 30, 2025, BCSF has invested approximately $9,688.5 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. (646) 502-3549

clusk@stantonprm.com